                                 Exhibit 10.4




                           ASSET PURCHASE AGREEMENT

                           ASSET PURCHASE AGREEMENT

ARTICLE I DEFINITIONS..................................................   1
  1.1     "Assets".....................................................   1
  1.2     "Receivables"................................................   1
  1.3     "Contracts"..................................................   1
  1.4     "Books and Records"..........................................   1
  1.5     "Intellectual Property Rights"...............................   2
  1.6     "Closing Date"...............................................   2
  1.7     "Liabilities and Obligations"................................   2

ARTICLE II PURCHASE AND SALE...........................................   2
  2.1     Purchase Price...............................................   2
  2.2     No Assumption of Liabilities.................................   3
  2.3     Indemnification against Non-Assumed Liabilities..............   3
  2.4     Non-Compete and Non-Solicitation.............................   4
  2.5     Payment at Closing...........................................   4
  2.6     Accounts Receivable..........................................   4
  2.7     Co-Location Agreement........................................   4
  2.8     Stockholders' Agreement and Stockholders' Irrevocable Proxy..   4

ARTICLE III DELIVERIES BY PARTIES......................................   5
  3.1     Seller's Deliveries..........................................   5
  3.2     Purchaser's Deliveries.......................................   5

ARTICLE IV CLOSING.....................................................   6

ARTICLE V INVESTIGATION................................................   5

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE SELLER................   6
  6.1     Seller.......................................................   6
  6.2     Title........................................................   6
  6.3     Liabilities..................................................   7
  6.4     Non-Breach, Etc..............................................   7
  6.5     Contracts....................................................   6
  6.6     Hardware/Software............................................   8
  6.7     Assets Complete, Etc.........................................   8
  6.8     Litigation...................................................   7
  6.9     Intellectual Property........................................   7
  6.10    Conduct of Business..........................................   8
  6.11    Licenses and Permits.........................................   8
  6.12    Material Change..............................................   9
  6.13    Disclosure...................................................   10
  6.14    Access to Information........................................   10
  6.15    Knowledge....................................................   10

  6.16    High Degree of Risk; Projections.............................    10
  6.17    Reliance by Purchaser........................................     9
  6.18    Purpose of Purchase and Financial Condition..................     9
  6.19    Legend.......................................................     9

ARTICLE VII REPRESENTATIONS AND WARRANTIES BY PURCHASER................    10

  7.1     Organization and Standing....................................    10
  7.2     No Conflict..................................................    10
  7.3     Authority....................................................    12
  7.4     Litigation, etc..............................................    12
  7.5     Authorized Capital...........................................    12
  7.6     Issued and Outstanding Stock.................................    11
  7.7     Share Status.................................................    11
  7.8     Disclosure...................................................    11
  7.9     HP Services..................................................    11

ARTICLE VIII COVENANTS OF THE SELLER...................................    13

 8.1      Action by Seller.............................................    13
 8.2      Fees.........................................................    12
 8.3      Further Assurances...........................................    12
 8.4      Best Efforts.................................................    12
 8.5      No Shop......................................................    12
 8.6      Co-Lease Agreement...........................................    13
 8.7      Notification of Breaches or Potential Breaches...............    13

ARTICLE IX NO BROKERS OR FINDERS.......................................    13

ARTICLE X CONDITIONS PRECEDENT OF PURCHASER............................    15

 10.1     Representations and Warranties True at Closing...............    15
 10.2     Compliance with the Agreement................................    15
 10.3     Seller's Certificate.........................................    14
 10.4     Deliveries...................................................    14
 10.5     Injunction...................................................    14
 10.6     Casualty.....................................................    14
 10.7     Adverse Development..........................................    14
 10.8     Employee Arrangements........................................    14
 10.9     Investigations...............................................    14

ARTICLE XI CONDITIONS PRECEDENT OF THE SELLER..........................    16

 11.1     Representations and Warranties True at Closing...............    15
 11.2     Purchaser's Compliance with the Agreement....................    15
 11.3     Purchaser's Certificate......................................    15
 11.4     Deliveries...................................................    15
 11.5     Injunction...................................................    15
 11.6     Casualty.....................................................    15
 11.7     Adverse Development..........................................    15

 11.8     Investigations...............................................  15

ARTICLE XII NATURE AND SURVIVAL OF REPRESENTATIONS.....................  16

ARTICLE XIII NOTICES...................................................  16

ARTICLE XIV MODIFICATION...............................................  17

ARTICLE XV EXPENSES....................................................  17

ARTICLE XVI ASSIGNMENT.................................................  17

ARTICLE XVII MINNESOTA LAW TO GOVERN...................................  17

ARTICLE XVIII COUNTERPARTS.............................................  17

ARTICLE XIX HEADINGS...................................................  18

LIST OF EXHIBITS.......................................................  19

                           ASSET PURCHASE AGREEMENT
                           ------------------------



     AGREEMENT, (hereinafter, together with the Exhibits annexed hereto the "Agreement") made and entered into as of the 12th day of September, 2000, by and among BNKR, Inc., a Delaware corporation ("Purchaser"), and Webb Interactive Services, Inc., a Colorado corporation, ("Seller").


                                  WITNESSETH:


     WHEREAS, Seller owns and operates an e-banking business located in Denver, Colorado (the "Business").

     WHEREAS, Purchaser desires to purchase and acquire all the assets and business of the Business, excluding only its cash and accounts receivable, and Seller is willing to sell said assets and business to Purchaser, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the purchase and sale of the assets and of the premises and the mutual promises, covenants and conditions hereinafter set forth, Seller and Purchaser hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     As used herein, the following terms shall have the meanings set forth below, and where said meanings are intended, said terms shall be capitalized:

     1.1  "Assets" shall mean only the assets of Seller listed on Exhibit A
           ------                                                 ---------
attached hereto.

     1.2  "Receivables" shall mean Seller's accounts receivable arising in
           -----------
connection with the Business in the ordinary course of Seller's business through the Closing Date.

     1.3  "Contracts" shall mean all of Seller's right, title and interest in
           ---------
and to all contracts, commitments and agreements which relate to the Assets of the Business, all of which are listed on an Exhibit B attached hereto.
                                            ---------

     1.4  "Books and Records" shall mean all of Seller's books and records
           -----------------
relating to the Assets or the Business (other than Seller's tax returns) including without limitation, lists of customers and suppliers, and records with respect to pricing, volume, payment history, cost, mailing lists, distribution and customer lists, sales, purchasing and materials, and including any such records which are maintained on computer.

     1.5  "Intellectual Property Rights" shall mean all copyrights, trademarks,
           ----------------------------
trade names, trade secrets, proprietary information and know-how utilized by Seller in the Business listed on Exhibit C attached hereto.
                                 ---------

     1.6  "Closing Date" shall mean the date on which the Closing hereunder is
           ------------
held. The Closing shall be held at 10:00 a.m., then current Minnesota time, on September 12, 2000, or at such other time or date as the parties may mutually agree upon in writing, unless delayed by a party for failure to satisfy conditions precedent to said party's obligations hereunder, in which case Closing shall be held as soon as practicable after such conditions are satisfied.

     1.7  "Liabilities and Obligations" shall mean any indebtedness, claim,
           ---------------------------
obligation or liability of any kind of Seller.

                                   ARTICLE II
                               PURCHASE AND SALE
                               -----------------

     2.1  Purchase Price. On the Closing Date, subject to the terms and
          --------------
conditions set forth in this Agreement, Seller agrees to sell assign, transfer and convey to Purchaser, and Purchaser agrees to purchase, the Assets, for an amount (the "Purchase Price") equal to 181,176 shares of Purchaser's common stock, $.01 par value, having an agreed value of $4.25 per share, $770,000 in the aggregate, plus a cash payment of $39,700.

     In the event that the terms of the first funding by Purchaser following the Closing (other than the bridge funding for approximately $1,500,000, which is currently being negotiated,or any subsequent bridge financings not to exceed $500,000 in the aggregate) is at an effective offering price ("Effective Price") of less than $3.68 per share of common stock, immediately following the closing of such funding, Purchaser shall issue to Seller such number of additional shares of Purchaser's common stock as is necessary to cause the value of the total number of shares of Purchaser's common stock delivered to Seller for the purchase of the Business to equal $666,728, such value based on the Effective Price. If the securities sold in such offering are securities of Purchaser which are convertible into Purchaser's common stock and no other securities are sold with such convertible securities and the convertible securities do not provide for the payment of interest or dividends, other than dividends payable equally to all of Purchaser's securities holders, the conversion price for the convertible securities shall be deemed to be the Effective Price. If the funding includes securities other than Purchaser's common stock or securities convertible into Purchaser's common stock, which convertible securities do not entitle the holders thereof to any interest or dividend payments other than those available to all of Purchaser's securities holders, Purchaser and Seller shall negotiate in good faith to determine the Effective Price. If the parties cannot agree on the Effective Price within thirty (30) days of the closing of the funding, Purchaser and Seller shall each indicate in writing what they believe to be the Effective Price and shall submit the determination of the Effective Price to arbitration in Minneapolis, Minnesota in accordance with the rules of the American Arbitration Association. The determination of the Effective Price pursuant to such arbitration shall be binding on the parties. The party's whose stated Effective Price is furthest from the price established in arbitration, shall pay the cost of such arbitration. If the difference between the stated Effective Price for each of the parties is equal, the cost of the arbitration shall be borne equally by the parties.

     2.2  No Assumption of Liabilities. Purchaser shall not assume or become
          ----------------------------
liable for any Liabilities and Obligations of Seller; except only that Purchaser shall be responsible for liabilities arising under the Contracts, but only with respect to actions and transactions occurring under the Contracts from and after the Closing Date (the "Post-Closing Contract Liabilities").

     Without limiting the generality of the foregoing, it is specifically understood and agreed as follows:

          (a) Although Purchaser is contemplating hiring all or most of the employees of Seller relating to the Business, Purchaser has no obligation to hire any of Seller's employees. In any event, Seller shall be responsible for any and all Liabilities and Obligations owed to its employees through the Closing Date, including but not limited to any termination payments, accrued vacation pay, unpaid wages, and otherwise. All such obligations of Seller to employees shall be satisfied, or arrangements for the satisfaction thereof acceptable to Purchaser shall be made, on or before the Closing Date.

          (b) Purchaser has no obligation with respect to warranties for services rendered by Seller before the Closing Date. Seller shall satisfy all such obligations at its expense. If requested by Seller, Purchaser will provide service on Seller's behalf at Purchaser's then standard charge for such service.

     2.3  Indemnification against Non-Assumed Liabilities. Excepting solely the
          -----------------------------------------------
Post-Closing Contract Liabilities, if any, Seller shall indemnify, defend and hold Purchaser harmless from and against all claims, demands, losses, expenses, and liabilities, including but not limited to reasonable attorneys' fees, arising in any fashion out of any non-assumed Liabilities or Obligations of Seller.

     2.4  Non-Compete and Non-Solicitation. At the closing, Purchaser and Seller
          --------------------------------
shall enter into a Non-Compete and Non-Solicitation Agreement in the form of Exhibit D attached hereto, pursuant to which Seller will agree not to compete
---------
with Purchaser nor to solicit its employees for a period of two years after the Closing.

     2.5  Payment at Closing.  The Purchase Price shall be paid as follows:
          ------------------

          (a) By payment of $39,700 at Closing (the payment at Closing shall be made in the form of a cashiers or certified check or by wire transfer); and

          (b) By delivery of a stock certificate (the "Stock Certificate") for 181,176 shares of Purchaser's common stock, $.01 par value.

     All payments made hereunder are subject to the terms and conditions herein set forth, and will be made by Purchaser in reliance upon the representations, warranties, covenants and agreements contained herein.

     2.6  Accounts Receivable. Seller is retaining the Receivables. Seller
          -------------------
agrees that any actions taken to collect the Receivables shall be taken in a manner intended to minimize problems or disruption in the ongoing customer relationships of the Business.

     2.7  Co-Location Agreement. At the Closing, Purchaser and Seller shall
          ---------------------
enter into a co-location hosting agreement for the hardware and software of the Business, such agreement to be for a period of up to one year following the Closing and shall be in accordance with the co-location agreement set forth in Exhibit E attached hereto. It is understood that Purchaser will be responsible
---------
for all technical support, hardware and software related to the Assets purchased. During the term of the co-location agreement, Seller will remain responsible for Internet connectivity, router and firewall performance and availability.

     2.8  Stockholders' Agreement and Stockholder's Irrevocable Proxy. At the
          -----------------------------------------------------------
Closing, Seller shall enter into the Agreement set forth in Exhibit H attached
                                                            ---------
hereto wherein Seller agrees to be bound by the terms of Purchasers Stockholders' Agreement dated May 8, 2000. At the Closing, Seller shall deliver an opinion of counsel to the effect that the Agreement To Be Bound is duly authorized and constitutes a legal valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. At the Closing, Seller will execute an Irrevocable Proxy in the form attached hereto as Exhibit I.


                                  ARTICLE III
                             DELIVERIES BY PARTIES
                             ---------------------

     3.1  Seller's Deliveries. On the Closing Date, subject to the terms and
          -------------------
conditions set forth in this Agreement, Seller shall make the following deliveries:

          (a) Bill of Sale, Assignments and other instruments of conveyance reasonably requested by Purchaser;

          (b) A current certified search showing all financing statements on file against the Assets, together with appropriate releases or termination statements for any security interests in the Assets;

          (c) Non-Compete and Non-Solicitation Agreement duly executed by Seller;

          (d)  Co-Location Agreement duly executed by Seller;

          (e)  Agreement to Be Bound to Stockholders' Agreement;

          (f)  Opinion of Counsel described in Section 2.8;

          (g)  Irrevocable Proxy; and

          (h)  All other items or documents necessary or appropriate hereunder.

     3.2  Purchaser's Deliveries. On the Closing Date, subject to the terms and
          ----------------------
conditions set forth in this Agreement, Purchaser shall make the following deliveries:

          (a) Payment of the cash portion of the Purchase Price payable at Closing.

          (b)  Delivery of the Stock Certificate.

          (c) Non-Compete and Non-Solicitation Agreement duly executed by Purchaser.

          (d)  Co-Location Agreement duly executed by Purchaser.

          (e)  All other items or documents necessary or appropriate hereunder.


                                  ARTICLE IV
                                   CLOSING
                                   -------

     The Closing hereunder shall take place at the offices of Gray, Plant, Mooty, Mooty and Bennett, P.A. on September 12, 2000, or at such other place as may be mutually agreed upon in writing by Purchaser and Seller.

                                   ARTICLE V
                                 INVESTIGATION
                                 -------------

     From and after the date hereof and through the Closing Date, Seller shall afford to the officers and representatives of Purchaser free access to the properties and records of Seller as they relate to the Business in order that Purchaser may have full opportunity to make such investigation at reasonable times as it shall desire of the Assets and of the Business, and Seller shall provide to Purchaser reasonable assistance in the conduct of said investigation by Purchaser.

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                                 OF THE SELLER
                                 -------------

     Seller represents and warrants to Purchaser that, except as specifically set forth on Exhibit F attached hereto, entitled Representations and Warranties:
             ---------                           -------------------------------
Exceptions and Disclosures, the following statements are true and correct as of
--------------------------
the date of this Agreement and will be true and correct on the Closing Date as if made on said Date:

     6.1  Seller.  Seller is a corporation duly organized and existing and in
          ------
good standing under the laws of the state of Colorado and is entitled to own or lease its properties and to carry on its business, including the Business, as and in the places where such properties are now owned, leased or operated, or such business is now conducted. Seller has full power and authority to sell, convey, assign, transfer and deliver the Assets as herein provided, and all corporate and other proceedings necessary to be taken by Seller in connection with the transactions provided for by this Agreement and necessary to make the same effective have been duly and validly taken, and this Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms.

     6.2  Title.   Except as set forth on Exhibit F Seller has good and
          -----                           ---------
marketable title to the Assets, free and clear of any mortgages, liens, security interests, pledges, easements or encumbrances of any kind or nature whatsoever. At the Closing, Seller will convey good and marketable title to the Assets to be sold hereunder, free and clear of any and all mortgages, liens, security interests, pledges, easements, or encumbrances of any kind or nature whatsoever.

     6.3  Liabilities.  As of the date of this Agreement, Seller is not subject
          -----------
to and does not have any Liabilities and Obligations with respect to the Assets, except as disclosed in Exhibit F.

     6.4  Non-Breach, Etc.  The execution and delivery of this Agreement and the
          ----------------
consummation of the transactions contemplated hereby by Seller will not (a) violate or breach Seller's Articles of Incorporation or Bylaws, (b) result in a breach of any of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license or other instrument or obligation (including any "Contracts") to which Seller is now a party or by which it or any of its properties or assets may be bound or affected, or (c) violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

     6.5  Contracts.  Except as listed in Exhibit B, Seller is not a party to
          ---------                       ---------
any written or oral:

          (i) contract, agreement or understanding for the sale of products or performance of services relating to the Business;

          (ii) license or franchise agreement relating to the Business, either as licensor or licensee or franchisor or franchisee, including any related to intellectual property, or distributor, dealership or sales agency contract, agreement or understanding;

          (iii) contract or agreement granting to any person the right to use any property or property right of Seller relating to the Business

          (iv)   other material contract or agreement relating to the Business.

     Seller has provided to Purchaser true, current, correct and complete copies of all of the Contracts, including all items specified in the preceding paragraph.

     Seller has performed all obligations required to be performed by it to date under, and Seller and, to Seller's knowledge, each other party to each Contract is not in default under, each of the Contracts, all of which are in full force and effect and enforceable by Seller in accordance with their terms. There is no event, which after notice or lapse of time or both, which would constitute a default under any such Contracts. The consummation of the transactions contemplated under this Agreement will not give rise to any violation or any default or event or condition which, after notice or lapse of time or both, would constitute a default under any such Contracts on the part of Seller. Upon request of Purchaser, Seller shall assign to Purchaser any or all of the Contracts. Except as stated on Exhibit B each of said Contracts are assignable
                               ---------
without consent.

     6.6  Hardware/Software. Except as may be set forth on Exhibit F, all
          -----------------                                ---------
Hardware and Software included in the Assets are in good condition and repair, ordinary wear and tear excepted.

     6.7  Assets Complete, Etc. The Assets which will be acquired by Purchaser
          ---------------------
at Closing include all Assets used in or necessary for the operation of the Business.

     6.8  Litigation.  There are no claims, actions, suits, proceedings or
          ----------
investigations (whether or not purportedly on behalf of Seller) pending or threatened against or affecting the Business or the Assets, at law or in equity or admiralty or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has any such action, suit, proceeding or investigation been pending during the 12-month period preceding the date hereof. There is no reasonable basis for any claim, action, suit, proceeding or investigation against or affecting the Business or the Assets. Seller is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

     6.9  Intellectual Property. Exhibit C lists all domain names, service
          ---------------------  ---------
marks, patents, trademarks, trade names, trademark and trade name registrations, brand names, copyrights and copyright registrations, all pending applications for any of the foregoing, and any other proprietary rights, inventions, trade secrets, or know-how or processes (hereinafter the foregoing are collectively referred to as "Intellectual Property") used in the operation of the Business. The use by Seller of any such Intellectual Property, and the conduct by Seller of the Business, does not infringe on the rights of any third party, and no claim has been asserted to such effect or otherwise affecting any Intellectual Property of Seller. The Intellectual Property to be assigned, transferred or conveyed to Purchaser hereunder constitutes all the Intellectual Property used by Seller in the conduct of the Business, or in connection with the Assets. To Seller's knowledge, no third party is infringing upon the Intellectual Property of Seller.

     6.10 Conduct of Business.   From the date of this Agreement and until the
          -------------------
Closing Date, with respect to the Business, Seller will not have:

          (i) incurred any Liabilities or Obligations (absolute or contingent), except for Liabilities and Obligations disclosed in the Exhibits attached hereto, and except for such Liabilities and Obligations as have arisen in the ordinary course of business of Seller, none of which newly arisen Liabilities and Obligations have a material adverse effect upon the Assets or the Business;

          (ii) mortgaged, pledged or subjected to any lien, charge or other encumbrance, any of the Assets, tangible or intangible;

          (iii)  sold or transferred any assets included in the Assets;

          (iv) sold, assigned or transferred any Intellectual Property, or other intangible assets of Seller or relating to the Assets of the Business, or included in the Assets;

          (v) suffered any extraordinary losses or waived any rights of substantial value relating to the Business or the Assets;

          (vi) suffered any damage, destruction or loss to any Assets, whether or not covered by insurance;

          (vii)  made or suffered any amendment or termination of any Contracts.

     6.11 Licenses and Permits. All licenses, permits, franchises, approvals and
          --------------------
governmental authorizations required for the Business, the Assets, or their operations, are listed on Exhibit G. No other licenses, permits, franchises,
                          ---------
approvals or other governmental authorizations are required for the Business, the Assets or their operations as heretofore conducted by Seller. True, current, correct and complete copies of such licenses, permits, franchises, approvals, and governmental authorizations have been delivered by Seller to Purchaser. Seller has performed in all material respects all obligations required to be performed by it to date under, and is not in default under, any such licenses, permits, franchises, approvals, or governmental authorizations or the laws, regulations and requirements of the licensing and permit authorities. All such licenses, permits, franchises, approvals, and governmental authorizations are in full force and effect. Except as set forth on Exhibit G, all such licenses,
                                              ---------
permits, franchises, approvals, and governmental authorizations will be assigned to Purchaser at the Closing. Seller will use its best efforts to assist Purchaser in having any such licenses, permits, franchises, approvals, and governmental authorizations assigned to Purchaser or issued in Purchaser's name, as appropriate.

     6.12 Material Change. Since the date of this Agreement there has been no
          ---------------
material change in the condition, financial or otherwise, of the Business or the Assets, except changes occurring in the ordinary course of business, which changes have not materially adversely affected the Assets or the Business.

     6.13 Disclosure.  No representation or warranty made by Seller herein or in
          ----------

any agreements, certificates or documents delivered in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading.

     6.14 Access to Information. Seller has been given full access to
          ---------------------
information regarding the Purchaser (including the opportunity to meet with officers of Purchaser, and to review all the documents that Seller may have requested) and has utilized such access to its satisfaction for the purpose of obtaining information necessary to make an informed investment decision.

     6.15 Knowledge. Seller has sufficient knowledge and experience in financial
          ---------
and business matters that Seller is capable of evaluating the merits and risks of investing in Purchaser's securities.

     6.16 High Degree of Risk; Projections. Seller understands that the purchase
          --------------------------------
of Purchaser's securities is a speculative investment and involves a high degree of economic risk. Any financial projections or other materials provided by Purchaser regarding its future performance are merely projections or estimates, based on various assumptions. Purchaser's actual results will vary. There can be no assurance that Purchaser will achieve any of its financial projections or estimates of performance.

     6.17 Reliance by Purchaser. Seller has been advised that Purchaser's
          ---------------------
securities are not registered under the Securities Act of 1933, as amended (the "Act") or state securities laws and are being sold pursuant to exemptions from
 ---
the Act and such laws, and that Purchaser's reliance upon such exemptions is predicated in part on the representations of the Seller contained herein.

     6.18 Purpose of Purchase and Financial Condition. Seller acknowledges that
          -------------------------------------------
Purchaser's securities are being purchased for the Seller's own account and for investment without the intention of reselling or redistributing the same, that no agreement has been made with others regarding such securities and that Seller's financial condition is such that it is not likely that it will be necessary to dispose of any of such securities in the foreseeable future.

     6.19 Legend. Unless otherwise determined by Purchaser, the Stock
          ------
Certificate for Purchaser's securities shall be imprinted with the following legend and Seller agrees to comply with the terms thereof:

     The securities evidenced by this certificate have not been registered either under any applicable federal law and rules or applicable state law and rules. No sale, offer to sell, or transfer of these securities may be made unless a registration statement under the Securities Act of 1933, as amended, and any applicable state law with respect to such securities is then in effect or an exemption from the registration requirements of such law is then, in fact, applicable to such securities. Accordingly, these securities may not be sold, transferred or otherwise disposed of without
     (i) the opinion of counsel satisfactory to the corporation that such transfer may lawfully be made without registration under the Securities Act of 1933 and the securities laws of any other applicable state securities laws; or (ii) such registration.

     The Corporation will furnish without charge to each shareholder upon request a full statement of (1) the designations, preferences, limitations, and relative rights of the shares of each class or series of stock authorized to be issued by the Corporation, so far as they have been determined, and (2) the authority of the board of Directors to fix and determine the relative rights and preferences of subsequent classes or series of stock.

     The securities represented by this certificate are also subject to additional restrictions on transfer, as set forth in the Stockholders'

     Agreement dated as of May 8, 2000, as may be amended from time to time, copies of which will be furnished by BNKR, Inc. or any successor thereto upon request and without charge.

                                  ARTICLE VII
                  REPRESENTATIONS AND WARRANTIES BY PURCHASER
                  -------------------------------------------

     Purchaser represents and warrants to Seller that the following statements are true and correct as of the date of this Agreement and will be true and correct on the Closing Date as if made on said date:

     7.1  Organization and Standing. Purchaser is a corporation duly organized,
          -------------------------
existing and in good standing under the laws of the State of Delaware.

     7.2  No Conflict. The execution and delivery of this Agreement and the
          -----------
consummation of the transactions contemplated hereby will not (a) result in a breach of any of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which it or any of its properties or assets may be bound or affected, or (b) violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or (c) conflict with or result in the breach of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of the Purchaser.

     7.3  Authority. Purchaser has full power and authority to enter into this
          ---------
Agreement and to carry out the transactions contemplated hereby, and all corporate and other proceedings required to be taken by Purchaser in connection with this Agreement and the transactions contemplated hereby and necessary to make the same effective have been duly and validly taken. This Agreement constitutes a valid and binding obligation of Purchaser and is enforceable in accordance with its terms.

     7.4  Litigation, etc. There are no material claims, actions, suits, orders,
          ---------------
proceedings or investigations (whether or not purportedly on behalf of the Purchaser) pending or, to the best of the Purchaser's knowledge, threatened against or affecting the Purchaser, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has any such action, suit, proceeding or investigation been pending during the 12-month period preceding the date hereof; and the Company is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

     7.5  Authorized Capital. As of the date of this Agreement, there are
          ------------------
35,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock authorized under the Certificate of Incorporation of the Purchaser. Under the Certificate of Incorporation the Board of Directors of the Company has the authority to designate the

Preferred Stock in more than one class and more than one series of stock. Of the 15,000,000 shares of authorized Preferred Stock, 3,300,000 shares have been designated as Series A Convertible Preferred Stock.

     7.6  Issued and Outstanding Stock. As of the date of this Agreement and
          ----------------------------
before giving effect to the issuance of the Purchaser's securities hereunder, all of the issued and outstanding capital stock of the Company consists of the following:

          (i) 3,300,000 shares of issued and outstanding Series A Convertible Preferred Stock of the Purchaser; and

          (ii) 2,306,845 shares of issued and outstanding voting Common Stock of the Purchaser.

     7.7  Share Status. Upon receipt of the Stock Certificate, the shares
          ------------
represented thereby will be duly authorized, validly issued, fully paid and nonassessable.

     7.8  Disclosure. No representation or warranty made by Purchaser herein or
          ----------
in any agreements, certificates or documents delivered in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading.

     7.9  HP Services. Purchaser hereby agrees, commencing immediately upon
          -----------
completion of the Closing, to provide on behalf of Seller the services to be provided by Seller to HP Rocky Mountain Federal Credit Union ("HP"), pursuant to Seller's existing agreement with HP, a copy of which has been provided to Purchaser (the "HP Agreement"). The services will be provided by Purchaser for a monthly fee of $2.00 per enrolled user, which fee shall be paid by Seller within 30 days of each month that the services are provided and shall be prorated for any portion of a month for which the services are provided. Seller may terminate this agreement upon termination of its agreement with HP or five days written notice to Purchaser. The services provided pursuant to this undertaking shall be the same as those provided to HP by Seller prior to the Closing. In the event that Seller renews or extends the term of the Agreement without Purchaser's written consent, Purchaser may refuse to provide the services on behalf of Seller following the HP Agreement.

                                  ARTICLE VIII
                            COVENANTS OF THE SELLER
                            -----------------------

     8.1  Action by Seller.  Seller will not take or permit to be taken any
          ----------------
action or do or permit to be done anything in the conduct of the Business or otherwise, which would be contrary to or in breach of any of the terms, conditions or provisions of this Agreement, or which would cause any of the representations and warranties of Seller to be untrue as of the Closing Date or any time thereafter.

     8.2  Fees. Seller shall pay all fees and disbursements of counsel and
          ----
accountants for Seller arising in connection with this Agreement and the transactions contemplated hereby.

     8.3  Further Assurances.  On the Closing Date, and from time to time
          ------------------
thereafter, at the request of Purchaser, Seller will execute and deliver to Purchaser all such assignments, endorsements and other documents, and take such other action as Purchaser may reasonably request in order more effectively to transfer and assign to Purchaser the Assets transferred to Purchaser pursuant to this Agreement, to confirm the title of Purchaser thereto and to assist Purchaser in exercising its rights with respect thereto and under this Agreement.

     8.4  Best Efforts.  Seller shall use its best efforts to obtain at the
          ------------
earliest practical date after the date hereof, and prior to the Closing Date, all necessary consents to the transactions contemplated by this Agreement, including consents from parties to Contracts and from governmental entities.

     8.5  No Shop.  For a period of 30 days after the execution and delivery of
          -------
this Agreement, Seller will not directly or indirectly, solicit, initiate or encourage the submission of any proposal or offer from any third party relating to any acquisition or purchase (other than in the ordinary course of business) of all or any portion of the Assets or of the Business, or participate in any negotiations regarding or furnish to any other third party any information with respect to, or otherwise cooperate in any way with, or assist to participate in, facilitate or encourage any effort or attempt by any third person to do or seek any of the foregoing transactions. Seller shall notify Purchaser promptly of any such proposal or offer, inquiry or contact with any third party, and shall in any such notice indicate in reasonable detail the identity of the third party making such proposal, offer, inquiry or contact.

     8.6  Co-Lease Agreement.  Seller hereby agrees, commencing immediately upon
          ------------------
completion of the Closing and for a period of up to six (6) months thereafter, to set aside and make available for Purchaser the space within Seller's corporate offices located at 1899 Wynkoop, Denver, Colorado 80202, currently utilized by the Business immediately prior to the closing, at a monthly rent of $5,266. The monthly rent consists of $1,612 to reimburse Seller for its rental rate for such space; $1,225 for parking space for BNKR's employees (based on a total of 9 employees); $1,552 telephone and Internet connectivity for BNKR's employees (based on a total of 9 employees); and $878 to reimburse Seller for the pro-rata portion of Seller's general overhead expenses for its facilities. Purchaser may terminate the original term of this co-lease Agreement by giving Seller sixty (60) days written notice of the termination of this co-lease
Agreement and of all of Seller's co-lease obligations hereunder.   Purchaser
shall be responsible for insuring its property located in Seller's facilities. In no event shall Seller have any liability to Purchaser with respect to this co-lease agreement, except for Seller's gross negligence and in the event of any such liability, such liability shall be limited to the amount paid by Purchaser to Seller pursuant to this co-lease agreement. In no event will Seller be liable pursuant to this co-lease agreement for indirect damages, including, without limitation, consequential damages or lost profits.

     8.7  Notification of Breaches or Potential Breaches.  Seller shall give
          ----------------------------------------------
prompt notice to Purchaser or (i) the occurrence or nonoccurrence of any event which is likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of Seller to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by any of them hereunder; provided, however, that delivery of any such notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the Purchaser.


                                  ARTICLE IX

                             NO BROKERS OR FINDERS
                             ---------------------

     Seller and Purchaser represent and warrant to each other that each did not directly or indirectly engage any person, corporation or partnership to bring about the consummation of the transactions contemplated herein, and, that no person, corporation or partnership is entitled to a broker's commission, finder's fee or any similar compensation upon the consummation of the transactions contemplated herein. If this representation and warranty is breached by either Seller or Purchaser, the breaching party shall indemnify and hold harmless the other party from any and all claims, demands, liabilities and obligations (and any and all expenses and costs incurred in connection with or in defending against the same), which may arise due to any third party's claim as a broker or finder.


                                   ARTICLE X

                       CONDITIONS PRECEDENT OF PURCHASER
                       ---------------------------------

     The obligations of Purchaser hereunder are subject to the conditions that, on or before the Closing Date:


     10.1 Representations and Warranties True at Closing.  The representations
          ----------------------------------------------
and warranties of Seller contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the Closing Date as though such representations and warranties were made at and as of such date.

     10.2 Compliance with the Agreement.  Seller shall have performed and
          -----------------------------
complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     10.3 Seller's Certificate.  Seller shall deliver to Purchaser a certificate
          --------------------
of an officer of Seller dated the Closing Date, certifying in such detail as Purchaser may request to the fulfillment of the conditions specified in sections
10.1 and 10.2.

     10.4 Deliveries.  The documents required under Section 3.1 hereof shall be
          ----------
tendered by Seller for delivery to Purchaser at the Closing.

     10.5 Injunction.  On the Closing Date, there shall be no effective
          ----------
injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     10.6 Casualty.  Prior to the Closing Date, the Business and the Assets, or
          --------
any portion thereof, shall not have been adversely affected in any material way as a result of any fire, accident, flood or other casualty or act of God or the public enemy.

     10.7 Adverse Development.  There shall have been no developments in the
          -------------------
Business, or in the Assets, between the date hereof and the Closing Date which would have a materially adverse effect on the Business or the Assets.

     10.8 Employee Arrangements.  Purchaser shall have reached arrangements or
          ---------------------
employment agreements on terms satisfactory to Purchaser with Michael Murphy. Scott Daniel and Michael Welk.

     10.9 Investigations.  Purchaser shall be satisfied with the results of its
          --------------
legal, accounting, business and other due diligence review of the Business and the Assets, and shall be satisfied that there are no circumstances or matters, whether discovered in due diligence or otherwise arising, which affect adversely the basis upon which Purchaser determined to enter into the transactions contemplated hereby with Seller.


                                  ARTICLE XI

                      CONDITIONS PRECEDENT OF THE SELLER
                      ----------------------------------

     The obligations of the Seller hereunder are subject to the conditions that, on or before the Closing Date:

     11.1 Representations and Warranties True at Closing.  The representations
          ----------------------------------------------
and warranties of Purchaser contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby, shall be true on and as of the Closing Date as though such representations and warranties were made at and as of such date.

     11.2 Purchaser's Compliance with the Agreement.  Purchaser shall have
          -----------------------------------------
performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     11.3 Purchasers' Certificate.  Purchaser shall deliver to the Seller a
          -----------------------
certificate of an officer or authorized signer of Purchaser, dated the Closing Date, certifying in such detail as the Seller may request to the fulfillment of the conditions specified in sections 11.1 and 11.2.

     11.4 Deliveries.   The documents required under Section 3.2 hereof shall be
          ----------
tendered by Purchaser for delivery to Seller at the Closing.

     11.5 Injunction.  There shall be no effective injunction, restraining order
          ----------
or order of any nature issued by a court of competent jurisdiction which shall direct that this Agreement, or any of the transactions provided for herein, not be consummated as herein provided.

     11.6 Casualty.   Prior to the Closing Date, the Purchaser's business, or
          --------
any portion thereof, shall not have been adversely affected in any material way as a result of any fire, accident, flood or other casualty or act of God or the public enemy.

     11.7 Adverse Development.   There shall have been no developments in the
          -------------------
Purchaser's business between the date hereof and the Closing Date which would have a material adverse effect on Purchaser's business.


     11.8 Investigations.  Seller shall be satisfied with the results of its
          --------------
legal, accounting, business and other due diligence review of Purchaser's business and shall be satisfied that there are no circumstances or matters, whether discovered in due diligence or otherwise arising, which affect adversely the basis upon which Seller determine to enter into the transactions contemplated hereby with Purchaser


                                  ARTICLE XII

                    NATURE AND SURVIVAL OF REPRESENTATIONS
                    --------------------------------------


     All statements contained in any documents, certificates or other instruments delivered by or on behalf of Seller or Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Seller or Purchaser hereunder. All representations and warranties and agreements made by Seller or Purchaser in this Agreement or in any documents, certificates, or other instruments delivered pursuant hereto shall survive the Closing hereunder (and any investigation at any time made by or on behalf of Seller or Purchaser).

                                 ARTICLE XIII

                                    NOTICES
                                    -------


     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first-class postage prepaid:


          (a)  To the Seller:


               Webb Interactive Services, Inc.
               1899 Wynkoop
               Suite 600
               Denver, Colorado   80202
               Attn:  General Counsel


          (b)  To Purchaser:


               BNKR, Inc.
               7805 Telegraph Road
               Suite 300
               Bloomington, Minnesota 55438


               with a copy thereof to:


               Gray, Plant, Mooty, Mooty & Bennett, P.A.
               3400 City Center
               33 So. Sixth Street
               Minneapolis, Minnesota  55402
               Attn:  Jeffrey C. Anderson


or to such other address or to such other person as Purchaser or Seller shall have last designated by notice to the other.



                                  ARTICLE XIV

                                 MODIFICATION
                                 ------------


     This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

                                  ARTICLE XV

                                   EXPENSES
                                   --------


     Whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall pay its own expenses incurred in connection with the authorization, preparation, execution or performance of this Agreement and all transactions contemplated hereby, including without limitation all fees and expenses of agents, representatives, counsel and accountants.



                                  ARTICLE XVI

                                  ASSIGNMENT
                                  ----------


     This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.



                                 ARTICLE XVII

                            MINNESOTA LAW TO GOVERN
                            -----------------------


     This Agreement shall be governed by and construed and enforced in accordance with the internal laws, as opposed to the choice of law rules, of the State of Minnesota.



                                 ARTICLE XVIII

                                 COUNTERPARTS
                                 ------------


     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                  ARTICLE XIX

                                   HEADINGS
                                   --------


     The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision thereof. Reference to numbered "articles," "sections," "paragraphs" and "subparagraphs," and to lettered "Exhibits" refer to articles, sections, paragraphs and subparagraphs of
          --------
this Agreement and Exhibits annexed thereto.
                   --------



     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                              PURCHASER CORPORATION:


                              BNKR, Inc.



                              By  /s/ Ronald G. Buck
                                 ------------------------------------

                              Its Chairman of the Board
                                 ------------------------------------



                              SELLER CORPORATION:


                              Webb Interactive Services, Inc.



                              By /s/ Lindley S. Branson
                                 ------------------------------------

                              Its Vice President/General Counsel
                                 ------------------------------------

                               LIST OF EXHIBITS
                               ----------------



A.   Assets


B.   Contracts


C.   Intellectual Property


D.   Non-Compete and Non-Solicitation Agreement


E.   Co-Location Agreement


F.   Representations and Warranties:  Exceptions and Disclosures


G.   Licenses and Permits


H.   Agreement To Be Bound


I.   Irrevocable Proxy

                                   Exhibit A

                                                                          Assets

  Manu.              Model                    Serial                    Description
Compaq           ProLiant 5500             D903CLC10222           SQL1                          Inflow
Compaq           ProLiant 5500             D906CLC10076           SQL2                          Inflow
Compaq           ProSignia 300             6616HUN20921           PDC                           Inflow
Cisco                     2600              SHN030800QG           Priv circuit router           Inflow
Cisco                     2501            Not available           HP-OBSS-CPE                   Loveland
Cisco                     2501                251041090           HP-OBSS-INF                   Inflow
Cisco                     2912              FAA0317J0PY           Private switch                Inflow
Cisco                     2912              FAA0317J0NZ           Public switch                 Inflow
Cisco                     2503                 25103490           RFCU backup router            Wynkoop
Cisco                     3620                                    RFCU Router                   Inflow
Cisco                     2912              FAA0301408N           Circuit switch                Inflow
Compaq           ProLiant 850R             D734BND10102           RFCU Mail                     Inflow
Compaq           ProLiant 1600             D721BJM10918           RFCU EBS                      Inflow
Compaq           ProLiant 850R             D724BND10104           RFCU WWW                      Inflow
Compaq           ProLiant 3000             D907BX620023           COOP WWW1                     Inflow
Compaq           ProLiant 3000             D928CMH1A234           COOP WWW2                     Inflow
Compaq           ProLiant 3000            D3907BX626005           COOP EBS1                     Inflow
Compaq           ProLiant 3000             D907BX620064           COOP EBS2                     Inflow
Compaq            StorageWorks             D901HUQ10193           Fiber Array                   Inflow
Compaq           Proliant 3000             7852BVX20244           OBSSEBS1                      Inflow
Compaq           Proliant 3000             7905BVXZ0127           OBSSWEB1                      Inflow
Compaq            Proliant 800             D934CNL1A011           TRANSACTION1                  Inflow
Compaq            Proliant 800             D931CNL1A115           TRANSACTION2                  Inflow
Compaq                                                            Fiber Channel Hub             Inflow

Manu.                Model                           Serial                       Description
DELL                 POWEREDGE 2200                  (ASSET) 938                  EBS
ICON                 generic                         (ASSET) 960                  OFX
COMPAQ               DESK PRO EP                     6912CCL6A142                 WEB
COMPAQ               DESK PRO EP                     6909CCL6B173                 SQL
COMPAQ               DESK PRO EP                     6911CCL6F236                 EBS
COMPAQ               DESK PRO EP                     6911CCL6F224                 EBS
COMPAQ               DESK PRO EP                     6833BYQ3L197                 EBS
COMPAQ               DESK PRO EP                     6912CCL6110                  STAGE
COMPAQ               PROLIANT 1600                   D938CNK1K174                 EBBSQL1
COMPAQ               PROLIANT 850R                   D719BND10069                 EBBWEB1
COMPAQ               PROLIANT 2500                   D721BJM10272                 RFCUEBS1
COMPAQ               PROSIGNIA 500                   6613HUH10792                 EDEVWEB

Manu.              Model                   Serial
COMPAQ             DESKPRO EN              6907CD47B854
COMPAQ             DESKPRO EN              6914CD64B044
COMPAQ             DESKPRO EP              6937CJN41317
GATEWAY            SOLO 5150               BC599370115
GATEWAY            SOLO 5150               BC599031151
ICON               generic                 (ASSET) 321
ICON               generic                 (ASSET) 51
ICON               generic                 (ASSET) 127
ICON               generic                 (ASSET) 316
COMPAQ             DESKPRO EN              6011CR23E058
COMPAQ             DESKPRO EN

                                        ----------------------------------------
                                        Asset tags are used when Seller doesn't
                                        have a serial number for the item.
                                        ----------------------------------------


Included in the Assets being transferred are the Contracts and Intellectual Property described in Exhibits B and C to the Agreement.

                                   Exhibit B


                                   Contracts
                                   ---------



1)   RFCU "Electronic Banking Service Contract," dated May 28, 1997.


2)   RFCU "Electronic Banking Service Contract Modification," dated October 1,
     1999.


3) RFCU "Professional Services Contract," dated January 1, 1998, with the following associated active task orders:



          a)   Task Order number RFCU-17, "OFX", dated November 16, 1999.
          b) Task Order number RFCU-20, "Online Enrollment - Bill Pay", dated June 2, 2000.
          c) Task Order number RFCU-21, "Online Enrollment - E-banking," dated June 2, 2000.


4)   CO-OP "Online Banking Service Agreement," dated February 10, 1999.*


5) CO-OP Task Order number CO-OP 01 (under "Online Banking Service Agreement," dated February 10, 1999), "System Enhancements for Pilot," dated October 26, 1999.*

_______________

* At the time of the Closing, the CO-OP has not agreed to the assignment of these agreements. Prior to the completion of the assignment of these agreements, Seller agrees to continue to hold these agreements, but to cooperate with Purchaser to make available to Purchaser to the fullest extent reasonably possible the rights and benefits of such agreements. Purchaser shall reimburse Seller for any costs or expenses Seller incurs subsequent to the Closing with respect to such agreements, unless and until Purchaser shall give Seller fifteen (15) days' written notice that Purchaser no longer desires to have Seller make the rights and benefits of such agreements available to Purchaser.

Edify/S1 Software


                        Product
     Date    Customer   Number   Description                                   Quantity  Unit Price      Extension
 6/12/97     RFCU       201000   Workforce agents, 1 to 30                        30     $   1,600.00    $  48,000.00

 6/13/97     RFCU       371000   Electronic Banking System                        1      $ 135,000.00    $ 135,000.00

 6/14/97     RFCU       371200   Bill payment module: Checkfree                   1      $  50,000.00    $  50,000.00

 6/15/97     RFCU       201000   Workforce agents, 1 to 30 - backup               30     $   1,500.00    $  48,000.00
                                 purposes only

 6/16/97     RFCU       371000   EBS - backup purposes only                       1      $ 135,000.00    $ 135,000.00

 6/17/97     RFCU       371200   Bill payment module: Checkfree - backup          1      $  50,000.00    $  50,000.00
                                 purposes only

 6/18/97     RFCU       70000    Discount                                         1      $ (97,860.00)   $ (97,860.00)

 6/19/97     RFCU       70000    Discount - backup system discount                1      $(209,700.00)   $(209,700.00)

                                 Subtotal                                                                $ 158,440.00

12/15/98     CO-OP      571025   Electronic banking system                        1      $ 124,000.00    $ 124,000.00

12/16/98     CO-OP      571200   EBS Checkfree Bill Payment System                1      $  62,000.00    $  62,000.00
                                 (SFM-model processing)

12/17/98     CO-OP      571125   EBS Server Expansion                             1      $  10,000.00    $  10,000.00

12/18/98     CO-OP      571040   EBS Branding Tool                                1      $  29,000.00    $  29,000.00

12/19/98     CO-OP      501000   Workforce agents, 30 to 60                       40     $          -    $          -

                                 Subtotal                                                                $ 225,000.00

 4/19/99     RFCU       181800   MIFST - OFX module                               1      $          -    $          -

 5/6/99      HPRMFCU    571130   EBS Expansion Module                             1      $          -    $          -

 5/7/99      HPRMFCU    none     FI Sign on Fee ($0 - 100M assets)                1      $   5,000.00    $   5,000.00

 5/8/99      HPRMFCU    501000   Workforce Agents                                 11     $   1,040.00    $  11,440.00

                                 Subtotal                                                                $  16,440.00


 8/12/99     RFCU       501000   EWF software agents                              10     $   1,040.00    $  10,400.00

 9/10/99     HPRMFCU    501000   EWF software agents                              10     $   1,040.00    $  10,400.00

 1/4/00      HPRMFCU    501000   EWF software agents                              10     $   1,040.00    $  10,400.00

 2/9/00      RFCU       501000   EWF software agents                              20     $          -    $          -

 3/1/00      HPRMFCU    501000   EWF software agents                              30     $          -    $          -

 3/31/00     RFCU       501000   EWF software agents                              40     $          -    $          -

Maintenance is being paid on these items at the rate of 15% per year.


The CO-OP agreement dated December 14, 1998 allows Seller to add CO-OP CUs for a FI sign-on fee of $5K (for FIs with under $1B in assets) plus $1.50 per subscriber. The separate agreement for individual FIs dated February 25, 1998 allow Seller to add five more individual FIs for FI sign-on fees of less than $15K (for those FIs with assets under $300M) with no per-subscriber fee.

                                   Exhibit C


                             Intellectual Property
                             ---------------------


     All Software code and know-how developed by Seller and being used in connection with the Business. To the extent that any of such code or know-how is also being used in Seller's non-Business activities, Seller and Purchaser shall each have the unrestricted right to use such property.

                                   EXHIBIT D


                  NON-COMPETE AND NON-SOLICITATION AGREEMENT


This Non-Compete and Non-Solicitation Agreement (this "Agreement") is made as of September 12, 2000, by and between BNKR, Inc., a Delaware corporation ("Purchaser") and Webb Interactive Services, Inc., a Colorado corporation ("Seller").


RECITALS


Concurrently with the execution and delivery of this Agreement, Purchaser is purchasing from Seller substantially all of the assets (the "Assets") pursuant to the terms and conditions of that certain Asset Purchase Agreement dated September 12, 2000, (the " Purchase Agreement"). Section 2.4 of the Purchase Agreement requires that a non-compete and non-solicitation agreement be executed and delivered by Seller as a condition to the purchase of the Assets by Purchaser.


AGREEMENT


The parties, intending to be legally bound, agree as follows:


1. DEFINITIONS

Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.


2. NON-COMPETITION; NON-SOLICITATION

As an inducement for Purchaser to enter into the Purchase Agreement and as additional consideration for the consideration to be paid to Seller under the Purchase Agreement, Seller agrees that:


(a) For a period of two (2) years after the Closing:


(i) Except as provided in subsection 2(c) hereof, neither Seller nor any of its subsidiaries will directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, or control of any business whose products or activities compete in whole or in part with the online e-banking business (the "Business") of Seller, the Assets of which Purchaser has acquired in accordance with the terms of the Purchase Agreement; provided, however, that Seller may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Seller agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

(ii) Seller will not, directly or indirectly, either for itself or any other person, (A) induce or attempt to induce any employee of the Business who becomes an employee of Purchaser to leave the employ of Purchaser, (B) in any way interfere with the relationship between Purchaser and any such employee, or (C) induce any customer, supplier, licensee, or business relation of the Business at the time of the Closing that does business with Purchaser to cease doing business with Purchaser.

(b) In the event of a breach by Seller of any covenant set forth in Subsection 2(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach.

(c) Notwithstanding the foregoing, Seller may continue to provide e-banking services to HP Rocky Mountain Federal Credit Union ("HP") pursuant to Seller's existing agreement with HP. Seller may not, however, provide e-banking services to HP following the current term of the agreement without obtaining Purchaser's prior written consent thereto.

3. REMEDIES

If Seller breaches the covenants set forth in Section 2 of this Agreement, Purchaser will be entitled to the following remedies:

(a) Damages from Seller; and

(b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 2 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Purchaser and would be an inadequate remedy for such breach.

(c) The rights and remedies of the Purchaser pursuant to this Agreement are cumulative and not alternative.

4. GOVERNING LAW

This Agreement will be governed by the laws of the State of Minnesota without regard to conflicts of laws principles.

5. SEVERABILITY

Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 2 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Seller.

6. ENTIRE AGREEMENT

This Agreement, and the Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Purchaser and Seller with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

WEBB INTERACTIVE SERVICES, INC.:


By_____________________________

 Its___________________________



BNKR, INC.:



By______________________________

 Its____________________________

                                    Exhibit E

                            WEBB INTERACTIVE SERVICES
CO-LOCATION AGREEMENT
---------------------


     THIS WEB SITE HOSTING AGREEMENT ("Agreement") between WEBB Interactive Services, Inc. ("WEBB"), a Colorado corporation with principal offices located at 1899 Wynkoop, Suite 600, Denver, Colorado 80202 and BNKR, Inc., a Delaware corporation with principal offices located at 7805 Telegraph Road, Suite 300, Bloomington, Minnesota 55438 ("BNKR") dated as of September 12, 2000. WEBB and BNKR are referred to collectively as "the Parties."

                                   Background
                                   ----------

     WHEREAS, BNKR has acquired from WEBB the assets of WEBB's e-banking business (the "E-Banking Business") in accordance with the terms and conditions of that certain Asset Purchase Agreement dated September 12, 2000 (the "Purchase Agreement").

     WHEREAS, BNKR desires to continue to locate the hosting equipment acquired from WEBB pursuant to the Purchase Agreement at WEBB's network operations facilities and to obtain from WEBB certain services necessary to continue to utilize WEBB's network operations facilities to provide hosting services for the e-banking business acquired from WEBB.

In consideration of the foregoing, the Parties agree as follows:

1.   Definitions

     "Facilities" shall mean the facility-related items set forth on Schedule I attached hereto.

     "Network Services" shall mean the network services-related items set forth on Schedule I attached hereto.

2.   Co-Location Services

     2.1 Co-Location Commitment by WEBB. Commencing on September 13, 2000,
         -------------------------------
through September 12, 2001, and subject to the terms of this Agreement, WEBB agrees to provide space within its network operations facilities for the Facilities, such space and the capacity for the Facilities to be substantially the same as the space and capacity provided for such items by WEBB immediately prior to the Closing of the Purchase Agreement. In addition, while BNKR will be responsible for all technical support and the maintenance of the hardware and software relating to the hosting of the E-banking Business, during the term of this co-location commitment, WEBB shall remain responsible for Network Services. BNKR shall have the right to terminate this Agreement prior to the original one year term, by giving WEBB sixty (60) days written notice of the termination of this Agreement and of all of WEBB's co-location obligations hereunder.

     2.2  Fee.  During the Term of this Agreement, BNKR shall pay WEBB for the
          ----
Facilities and Network Services a monthly fee of $7,562, such fee to be paid on the last business day of the month for which the fee is due. In addition to WEBB's other remedies, if BNKR fails to pay WEBB any amounts when due under this Agreement, BNKR will pay interest on that amount at the rate of 1.5 % per month or such lesser maximum rate of interest permitted under applicable law. In the event of any such failure to pay, WEBB may also terminate its co-location obligation as set forth herein by giving BNKR fifteen (15) days written notice thereof.

3.   Warranty and Disclaimer

     WEBB HEREBY DISCLAIMS ANY AND ALL WARRANTIES, INCLUDING WITHOUT LIMITATION,
(A) ANY WARRANTY AS TO BANDWITH, AVAILABILITY OR ACCURACY; AND (B) ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. .

4.   Limited Liability

     Any liability of WEBB, pursuant to this Agreement, including without limitation, any liability for damages caused or allegedly caused by failure of performance, error, omission, interruption, deletion, defect, delay in operation or transmission, communication, theft or destruction of, or unauthorized access to, alteration or use of records, whether for breach of contract, tortuous behavior, negligence, or under any other cause of action, shall be limited to the amount paid by or on behalf of BNKR to WEBB, pursuant to this Agreement. IN NO EVENT WILL WEBB BE LIABLE FOR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, CONSEQUENTIAL DAMAGES OR LOST PROFITS.

5.   General

     5.1 The waiver by either party of a breach of or a default under any provision of this Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy it has or may have hereunder operate as a waiver of any right or remedy by such party.

     5.2 This Agreement and the Purchase Agreement contain the full understanding of the parties with respect to the Facilities and Network Services and supersedes all prior understandings and writings relating thereto. No waiver, consent modification, amendment or change of the terms of this Agreement shall be binding unless in writing and signed by WEBB and BNKR.

     5.3 This Agreement shall be governed by the laws of the State of Minnesota.

     5.4 Neither BNKR nor WEBB will be deemed to be in default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of BNKR or WEBB, as the case may be, including, without limitation, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, telecommunication outages, equipment malfunctions or other such major events beyond BNKR's or WEBB's reasonable control.


WEBB Interactive Services, Inc.       BNKR, Inc.


By:_______________________________    By_______________________________

Name:_____________________________    Name:____________________________

Title:____________________________    Title:___________________________

Date:_____________________________    Date:____________________________

                                   SCHEDULE I


Electronic Banking Business Unit
Monthly Network Operations and Facilities/Charges


                                                                 Monthly Fees
                                                                    Billed
     Facilities Related Expenses
          3 legacy racks* $650/month                                    $2,145
          2 new racks* $750/month                                        1,650
          20 AC circuits $10/month                                         220
                                                                        ------

               Circuit-related charges                                   4,015

          DSI to ATT/CheckFree                                             248
          5 ISDN lines $85/month                                           468
          3 Modem lines $50/month                                          165
          DS1 to HPOBSS                                                    755
                                                                        ------
               Bandwidth-related charges                                 1,636

          Main Verio feed (allocated)                                    1,155
                                                                        ------

          Total:                                                         6,806

     Webb Network Services Expenses

          Firewall Services                                                420
          Routing Services                                                 168
          DNS Services                                                     168
                                                                        ------

          Total:                                                           756

          Total Monthly Expenses                                        $7,562
                                                                        ======

_______________
* The racks are and will remain the property of Webb following termination of this Co-Location Agreement.

                                   Exhibit F


                           Exceptions and Disclosures
                           --------------------------


None

                                   Exhibit G

                              Licenses and Permits
                              --------------------


None

                                   Exhibit H

                                   BNKR, INC.

                             AGREEMENT TO BE BOUND

     WHEREAS, Webb Interactive Services, Inc. is acquiring shares of common stock of BNKR, Inc. (the "Shares") in connection with the sale of its e-banking business to BNKR, Inc. (the "Transaction"); and

     WHEREAS, the Shares are subject to terms and conditions of that certain Stockholders' Agreement dated as of May 8, 2000, as amended, among BNKR, Inc. and those certain investors listed on Schedule I thereto (the "Stockholders' Agreement").

     NOW, THEREFORE, it is hereby agreed:

     1. The undersigned agrees that it shall be deemed a "Holder" as that term is defined in the Stockholders' Agreement and is bound by the terms and conditions of the Stockholders' Agreement; and

     2. The undersigned hereby acknowledges that the Shares will bear the following legends:

               "These shares have been purchased for investment within the meaning of the Securities Act of 1933 as amended ("Act") and applicable state securities laws, and they may not be sold, offered for sale, pledged, or otherwise transferred without an effective registration statement under the Act and applicable state securities laws or an opinion of counsel satisfactory to the company to the effect that the proposed transaction will be exempt from registration.

               The Corpora tion will furnish without charge to each shareholder upon request a full statement of (1) the designations, preferences, limitations, and relative rights of the shares of each class or series of stock authorized to be issued by the Corporation, so far as they have been determined, and (2) the authority of the board of directors to fix and determine the relative rights and preferences of subsequent classes or series of stock.

               The securities represented by this certificate are also subject to additional restrictions on transfer, as set forth in the Stockholders' Agreement dated as of May 8, 2000, as may be amended from time to time, copies of which will be furnished by BNKR, Inc. or any successor thereto upon request and without charge."

     Effective the 12/th/ day of September, 2000.

                                                WEBB INTERACTIVE SERVICES, INC.

                                                By:_____________________________
                                                Its:____________________________

                                   Exhibit I

                                 IRREVOCABLE PROXY
                                 -----------------

     The undersigned hereby appoints the person serving as the Chief Executive Officer of, BNKR, Inc., a Delaware corporation (the "Company"), from time to time or, in the absence of a Chief Executive Officer, the person serving as the President of the Company from time to time (the "Attorney-in-fact"), with the power to appoint his substitute, as proxy of the undersigned to vote and give consents with respect to all shares of common stock, $0.01 par value (the "Common Stock") of the Company, now owned or, if applicable, to be issued or transferred to him pursuant to the exercise of any stock options granted pursuant to the Company's 2000 Stock Option Plan, which the undersigned would otherwise be entitled to vote (upon issuance to him, if applicable), as fully as the undersigned could vote and give consents in person at any special or annual meeting of stockholders of the Company or with respect to any actions taken by the written consent of stockholders of the Company, upon any and all matters to come before the stockholders of the Company pertaining to either (a) the sale of all or substantially all of the Company's assets, (b) the sale of all or substantially all of the outstanding equity securities of the Company, (c) a Liquidation (as defined in the Stockholders' Agreement executed by and among the Company and the signators thereto dated as of May 8, 2000) or (d) the sale of any securities of the Company to the public.

     The undersigned hereby acknowledges that this proxy is irrevocable and is given for valuable consideration and is coupled with an interest.

     This proxy shall be deemed to have been made and given at Minneapolis, Minnesota and shall be interpreted in accordance with the laws of the State of Delaware. This proxy shall be in effect irrevocably until (i) twenty-five (25) years from the date hereof, (ii) until such time as an underwritten public offering of shares of common stock of the Company, consummated pursuant to a registration statement, is declared effective under Federal securities law, or
(iii) the Common Stock owned by the undersigned represents five percent (5%) or more of the Company's issued and outstanding capital stock.

     IN WITNESS WHEREOF, the undersigned has executed this proxy this 12th day of September, 2000.

                              WEBB INTERACTIVE SERVICES, INC.



                              By: ________________________________
                                    Its: _________________________